                     [LETTERHEAD OF CHASE SECURITIES INC.]







PERSONAL AND CONFIDENTIAL
-------------------------


February 24, 1999

Board of Directors
Essex International Inc.
1601 Wall Street
Fort Wayne, IN  46802

Re:  Amendment No. 3 to Registration Statement on Form S-4
     (File No. 333-68889) of Superior TeleCom Inc. and Superior Trust I
     ------------------------------------------------------------------

Ladies and Gentlemen:

Reference is made to our opinion letter dated October 21, 1998 with respect to the fairness from a financial point of view to the holders of the outstanding shares of common stock, par value $0.01 per share (the "Shares"), of Essex International Inc. (the "Company") of the consideration proposed to be paid by Superior TeleCom Inc. ("Buyer") in the Tender Offer and the Merger pursuant to the Agreement and Plan of Merger, dated as of October 21, 1998, by and among Buyer, SUT Acquisition Corp., a wholly-owned subsidiary of Buyer, and the Company, taken together as a unitary transaction.

The foregoing opinion letter is provided for the information and assistance of the Board of Directors of the Company in connection with its consideration of the transaction contemplated therein and is not to be used, circulated, quoted or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to in whole or in part in any registration statement, proxy statement or any other document, except in accordance with our prior written consent. We understand that the Company has determined to include our opinion in the above-referenced Registration Statement.

In that regard, we hereby consent to the reference to the opinion of our Firm under the captions "SUMMARY--THE MERGER--Opinions of the Essex Financial Advisors With

Essex International Inc.
February 24, 1999
Page Two


Respect to the Fairness of the Consideration to be Received by the Essex Stockholders," "THE MERGER--Background of the Merger," "THE MERGER--Recommendation of the Essex Board and the Reasons for the Recommendation" and "THE MERGER--Opinions of the Essex Financial Advisors" and to the inclusion of the foregoing opinion in the Joint Proxy Statement/Prospectus included in the above-mentioned Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ CHASE SECURITIES INC.
------------------------------
Chase Securities Inc.